UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 23, 2005

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 23, 2005, MatrixOne, Inc. (the “Registrant” or “MatrixOne”) reached an agreement with two executive officers with respect to compensation in connection with the expansion of their respective roles and responsibilities. Specifically, the Registrant and Michael J. Segal, Senior Vice President of Global Sales and Services, entered into an agreement that increased his annual base salary to $240,000, and his performance based compensation target to $190,000, plus an opportunity for an additional $25,000 bonus for overachievement of the Company’s Fiscal Year 2006 financial goals. Also, the Registrant and Sam Zawaideh, Senior Vice President of Product Solutions and Customer Support, entered into an agreement that increased his annual base salary to $218,000 and his performance based compensation target to $102,000, plus an opportunity for an additional $20,000 bonus for overachievement of the Company’s Fiscal Year 2006 financial goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: September 27, 2005	By:	/s/ Gary D. Hall
Gary D. Hall
Senior Vice President of Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)